UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2022 (April 1, 2022)

 North Haven Private Income Fund LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56388	87-4562172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1585 Broadway New York, NY	10036
(Address of principal executive offices)	(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class S Units	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Item 3.02. Unregistered Sales of Equity Securities.
On April 1, 2022 North Haven Private Income Fund LLC (the "Company") delivered a capital drawdown notice to its unitholders relating to the sale of approximately 7,621,662 of the Company’s Class S units (the “Units”) for an aggregate offering price of $150.5 million, reflecting $19.75 net asset value per Unit. The sale closed on April 26, 2022.
The sale of Units was being made pursuant to subscription agreements entered into by the Company and its unitholders. The issuance of the Units is exempt from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”) pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the unitholders in the subscription agreements that each unitholder was an accredited investor as defined in Regulation D under the Securities Act.
Item 7.01. Regulation FD Disclosure.
On April 29, 2022, the Company disclosed the below information.
Distribution:
On April 26, 2022, the board of directors of the Company declared a distribution to unitholders of record in the amount of $0.0864 per Unit, representing an annualized distribution yield of approximately 5.3%.
Annualized distribution yield is calculated by dividing the declared distribution by the weighted average net asset value at the beginning of the month, subscriptions received and distributions reinvested during the month and annualizing over 12 monthly periods.
The distribution will be payable on or around May 4, 2022 to unitholders of record as of April 30, 2022.
Company's Portfolio:
As of March 31, 2022, the Company had debt investments in 152 portfolio companies in 41 industries with an aggregate par value of $981.7 million, which consisted of 98.9% first lien debt investments and 1.1% second lien debt investments, based on par value. As of March 31, 2022, 100.0% of the debt investments, based on par value, in the Company's portfolio were at floating rates. During the period from March 1, 2022 through March 31, 2022, the Company had new investment commitments of approximately $157.7 million, of which approximately 85% were in directly originated senior secured loans. As of March 31, 2022, approximately 54% of the Company’s total investment commitments were in directly originated senior secured loans and approximately 46% were in broadly syndicated loans, which the Company uses for cash management purposes. The table below describes investments by industry composition based on par value as of March 31, 2022:

Industry	Par ($ in millions)	% of Par
Software	$140.9	14.4%
Insurance Services	125.4	12.8
Health Care Providers & Services	96.0	9.8
Commercial Services & Supplies	94.1	9.6
Diversified Consumer Services	67.8	6.9
Health Care Technology	51.9	5.3
IT Services	51.8	5.3
Distributors	38.0	3.9
Machinery	33.6	3.4
Containers & Packaging	25.7	2.6
Other	256.5	26.1
Total	$981.7	100.0%
The table below shows the Company's ten largest portfolio company investments based on par value as of March 31, 2022:

Issuer	Par ($ in millions)	% of Par
High Street Insurance Partners	$27.7	2.8%
Heartland Home Services	27.5	2.8
Mobileum	23.7	2.4
ABB Optical Group	20.0	2.0
Lightspeed Systems	20.0	2.0
Andronaco Industries	18.6	1.9
Oakbridge Insurance Agency	18.4	1.9
Parts Town LLC	18.0	1.8
Verisk 3E	17.6	1.8
Donuts	17.4	1.8
Other	772.8	78.7
Total	$981.7	100.0%
Recent Developments:
During the period from April 1, 2022 through April 27, 2022, the Company made new investment commitments of approximately $183.5 million, of which approximately 84% were in directly originated senior secured loans. As of April 27, 2022, the Company had approximately $1,159.0 million of gross investment commitments, approximately 59% of which were directly originated senior secured loans and equity investments and approximately 41% were broadly syndicated loans for U.S. issuers, which the Company uses for cash management purposes. As of April 27, 2022, approximately 99% of the total gross investment commitments are comprised of first lien debt investments. We continue to monitor the current market environment and focus on increasing the amount of private loans in the portfolio as we further deploy capital.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2022	North Haven Private Income Fund LLC

	By:	/s/ Venugopal Rathi
Venugopal Rathi
Chief Financial Officer